Exhibit 99.1
Gossamer Bio Announces $120 million Private Placement Financing

SAN DIEGO – July 13, 2022 – Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, announced today it has agreed to sell approximately 16.6 million shares of its common stock to a select group of institutional and accredited investors in a private placement, at a price per share of $7.21. Gross proceeds are expected to be approximately $120 million, before deducting offering expenses. The financing is expected to close on July 15, 2022, subject to customary closing conditions.

The financing includes participation from new and existing institutional investors, including EcoR1 Capital, New Enterprise Associates (NEA), Weiss Asset Management, Madison Avenue Partners, Rock Springs Capital, Boxer Capital, Invus, and Monashee Investment Management, and certain directors and executive officers of Gossamer. Participating investors entered into lock-up agreements with Gossamer to restrict their ability to sell Gossamer shares.

“We are very pleased this high-quality group of investors came together to support the seralutinib program at this important juncture,” said Faheem Hasnain, Chairman, Co-Founder and CEO of Gossamer. “These additional funds will allow us to accelerate and expand our investment in seralutinib ahead of the Phase 2 TORREY Study topline results in the fourth quarter of this year.”

In addition to supporting the seralutinib program, Gossamer intends to use the net proceeds from the proposed financing to fund research and development of its other product candidates and development programs and for working capital and general corporate purposes. The proceeds from this financing, combined with current cash, cash equivalents and marketable securities, and access to its debt facility is expected to be sufficient to fund operating and capital expenditures into mid-2024.

The securities described above have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Gossamer has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.
Forward Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding Gossamer’s vision to become the industry leader in the disease areas of immunology, inflammation and oncology, expectations regarding market conditions, the timing and expectation of the closing of the private placement, the satisfaction of customary closing conditions related to the private placement and the anticipated use of proceeds therefrom, including with respect to the expansion and acceleration of Gossamer’s investment in seralutinib,, expectations on the timing of data readouts from the Phase 2 TORREY Study for seralutinib, and the expected timeframe to fund operating and capital expenditures with current cash, cash equivalents and marketable securities, and access to its debt facility. Such forward-looking statements involve substantial risks and uncertainties that could cause our actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed financing, seralutinib may not advance into a Phase 3 clinical program in PAH whether due to the topline results from the Phase 2 TORREY Study or otherwise, Gossamer may use its capital resources sooner than it expects; the risks and uncertainties inherent in Gossamer’s business, including the risks and uncertainties described in the company’s periodic filings with the SEC, including under the heading “Risk Factors” in Gossamer’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

For Investors and Media:
Bryan Giraudo
Chief Operating Officer & Chief Financial Officer
ir@gossamerbio.com